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                          Independent Auditors' Consent

To the Shareholders and Board of Trustees of Smith Barney Massachusetts Municipals Fund:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated January 14, 2002, on the statements of assets and liabilities for Smith Barney Massachusetts Municipals Fund (the "Fund") as of November 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information.

                                                    KPMG LLP

New York, New York
March 19, 2002